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                                                                   EXHIBIT 10.30




                      FIRST AMENDMENT TO LEASE (BUILDING 2)


        THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made as of July 12, 2002, by and between M-F DOWNTOWN SUNNYVALE, LLC, a Delaware limited liability company (herein called "Landlord"), and HANDSPRING, INC., a California corporation (herein called "Tenant").


                                    RECITALS

        A. Landlord is the landlord and Tenant is the tenant under a Lease Agreement (Building 2) dated as of February 14, 2001 (the "Lease"), for approximately 134,554 rentable square feet of space (the "Premises"), constituting the entire six-story building currently under construction and located at the corner of Evelyn and Mathilda Avenues in Sunnyvale, California, designated as "Building 2" on the Project Site Plan attached to the Lease, and more specifically described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

        B. A Work Letter (Building 2) is attached to the Lease as Exhibit "C" (the "Work Letter"). The Work Letter provides that the Landlord will complete, at Landlord's cost, the Base Building (as defined in the Work Letter) and that Tenant will complete, at Tenant's cost, the Warm Shell Improvements and Tenant Improvements (both as defined in the Work Letter). Tenant's obligations under the Work Letter are secured by a TI Letter of Credit provided to Landlord, as more specifically provided in the Work Letter. The Work Letter provides that the TI Letter of Credit will be released by Landlord to Tenant within sixty (60) days after the Tenant has spent at least the face amount of the TI Letter of Credit on the Warm Shell Improvements and Tenant Improvements and certain other conditions have been satisfied to the reasonable satisfaction of Landlord and any Mortgagee(s) (as defined in the Lease).

        C. Landlord now is willing to allow the reduction of the face amount of the TI Letter of Credit from time to time on the terms and conditions set forth in this Amendment.

        D. Tenant and Landlord now desire to amend the Lease and the Work Letter on the terms and conditions set forth in this Amendment.

           NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        2. AMENDMENT TO LEASE. Paragraph 18 of the Lease is amended by adding the parenthetical "(any of the foregoing being defined as an "Insolvency Proceeding")" after the phrase "whether now existing or hereafter amended or enacted" in the first sentence of such paragraph.

        3. AMENDMENTS TO WORK LETTER. The Work Letter is amended as follows:

           (a) PARAGRAPH 13(e): Paragraph 13(e) of the Work Letter is amended as follows:

               (i) By renaming the existing Paragraph 13(e) as subparagraph 13(e)(i) with the subheading "INITIAL TI REQUIRED AMOUNT".

               (ii) By adding the following new subparagraph 13(e)(ii):

                    (ii) REDUCTION OF TI REQUIRED AMOUNT.
           Notwithstanding the foregoing, but subject to the conditions set forth in this subparagraph 13(e)(ii), Tenant shall be entitled to amend the TI Letter of Credit




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           from time to time, but no more frequently than once in each calendar month and four times in the aggregate, to cause the initial face amount of the TI Letter of Credit to be reduced by a sum equal to the amount that has then been spent by Tenant on the Warm Shell Improvements and/or Tenant Improvements, and such reduced face amount from time to time shall be the "TI Required Amount" under this Paragraph 13(e); provided, however, that Tenant's right to amend the TI Letter of Credit in accordance with this subparagraph 13(e)(ii) shall be conditioned upon the following: (i) Tenant shall not be in Default (and no event has occurred which, with the passage of time or giving of notice or both, would constitute a Default) under the Lease or this Work Letter at the time Tenant requests such reduction and at all times subsequent thereto until such reduction occurs, (ii) no Work Letter Draw Event shall have occurred; (iii) the TI Required Amount after giving effect to such reduction shall be in an aggregate amount that is not less than the remaining cost (as determined by Landlord and Mortgagee in their respective reasonable discretion) to complete the Warm Shell Improvements and the Tenant Improvements (including retention amounts); (iv) Tenant shall have provided Landlord with paid receipts and/or such other evidence of payment as Landlord may request from all of Tenant's Agents rendering work or providing materials in connection with the Warm Shell Improvements and/or Tenant Improvements in an aggregate amount of not less than the aggregate amount of all reductions to the TI Required Amount (including the reduction then being requested) that have occurred at such time; and (v) Tenant shall have provided Landlord with executed unconditional mechanics' lien releases from all of Tenant's Agents described in clause (iv) above, with respect to all sums paid to date by Tenant and in an amount of not less than the aggregate amount of all reductions in the TI Required Amount (including the reduction then being requested) that have occurred at such time. Each such amendment to the TI Letter of Credit shall be in form and substance satisfactory to Landlord and any Mortgagee, in their respective reasonable discretion.

           (b) PARAGRAPH 13(f): Paragraph 13(f) of the Work Letter is amended by replacing the words "in this clause (v)" with the words "in this subparagraph 13(f)(ii)."

        4. NO DEEMED APPROVAL. Nothing in this Amendment shall be construed as consent or approval by Landlord of any Assignment or Sublease by Tenant with respect to the Premises, and any proposed Assignment or Sublease by Tenant is subject to the terms and conditions of Paragraph 9 of the Lease.

        5. ATTORNEYS' FEES. If either party brings any action against the other, declaratory or otherwise, arising out of this Amendment, and whether such litigation sounds in tort or in contract, the losing party shall pay the prevailing party a reasonable sum for attorney's fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

        6. CHOICE OF LAW. This Amendment and all of the terms and conditions herein shall be governed by, and construed and enforced in accordance with, the laws of the State of California, except to the extent preempted by federal laws.

        7. NO AMENDMENT. This Amendment is not subject to modification or amendment except by a writing executed by Landlord and Tenant.

        8. COUNTERPARTS. This Amendment may be executed in separate counterparts. Each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one Amendment.




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        9. TIME OF THE ESSENCE. Time is expressly declared to be of the essence of this Amendment, and of each, every and all of the covenants and conditions herein contained.

        10. ENTIRE AGREEMENT. This Amendment constitutes the understanding and agreement of the parties hereto with respect to the matters set forth herein, and all prior agreements, understandings or representations with respect to the subject matter of this Amendment are hereby superseded, terminated and cancelled in their entirety and are of no further force or effect.

        11. CONSTRUCTION OF AGREEMENT. The parties hereto agree that both parties cooperated in drafting this Amendment. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Amendment against the party drafting it is not applicable and is waived. The provisions of this Amendment shall be interpreted in a reasonable manner to effect the intent of the parties and the purpose of this Amendment. If any provisions hereof shall be unenforceable or ineffective, all of the other provisions shall remain in full force and effect.

        12. NO BROKERS. Each of Tenant and Landlord hereby represent and warrant to the other parties that it has not negotiated with any real estate agents, brokers or finders in connection with the amendment of the Lease pursuant to this Amendment. Each party hereby agrees to indemnify and hold the other parties harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) resulting from the foregoing representation by such party being false.

        13. SUCCESSORS AND ASSIGNS. This Amendment shall be binding on and inure to the benefit of the parties and their respective heirs, successors, executors, administrators and assigns.

        14. NO OTHER AMENDMENTS. Except as expressly and specifically amended by this Amendment, the Lease and all terms and provisions thereof shall remain in full force and effect.




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        15. EXECUTION BY LANDLORD. This Amendment is contingent upon Landlord obtaining the current Mortgagee's consent to this Amendment. Satisfaction of this condition shall be evidenced by Landlord's execution of this Amendment and delivery thereof to Tenant, without any independent verification by Tenant being required. This Amendment shall not be binding on Landlord unless and until such consent has been obtained and Landlord has executed and delivered this Amendment to Tenant.

        IN WITNESS WHEREOF, the parties hereto have each respectively caused this Amendment to be fully executed and delivered as of the date and year first above written.

                                    LANDLORD:

                                    M-F Downtown Sunnyvale, LLC,
                                    a Delaware limited liability company

                                    By:  M-D Ventures, Inc., a California
                                         Corporation, its Manager

                                         By: ___________________________________
                                             John Mozart, its President

                                    TENANT:

                                    HANDSPRING, INC.,
                                    a Delaware corporation



                                    By:  ____________________________
                                    Its: ____________________________



                                    By:  ____________________________
                                    Its: ____________________________




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